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                                                                EXHIBIT 99(A)(3)

                         NOTICE OF GUARANTEED DELIVERY

                      FOR TENDERING SHARES OF COMMON STOCK

                                       OF

                                 DSI TOYS, INC.

     THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY
TIME, ON TUESDAY, MAY 25, 1999, UNLESS THE OFFER IS EXTENDED.

                                 April 21, 1999

     This Notice of Guaranteed Delivery or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates representing the Common Stock, par value $.01 per share (the "Shares"), of DSI Toys, Inc., a
Texas corporation, are not immediately available or the procedures for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach American Stock Transfer & Trust Company (the
"Depositary") prior to the Expiration Date (as defined in the Offer to Purchase
(as defined below)). This Notice of Guaranteed Delivery may be delivered by hand or transmitted by facsimile transmission or mail to the Depositary. See Section
3 of the Offer to Purchase.

                        The Depositary for the Offer is:

                    AMERICAN STOCK TRANSFER & TRUST COMPANY

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
          By Mail:              By Facsimile Transmission:     By Hand or Overnight Courier:

       40 Wall Street           (for Eligible Institutions            40 Wall Street
  New York, New York 10005                 Only)                        46th Floor
 (Attention: Corporate Trust          (718) 234-5001             New York, New York 10005
         Department)               Confirm by Telephone:        (Attention: Corporate Trust
                                      (718) 921-8200                    Department)
                                      1-800-937-5449

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET
FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER
THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein.
Failure to do so could result in a financial loss to such Eligible Institution.

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED
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Ladies and Gentlemen:

     The undersigned hereby tenders to MVII, LLC, a California limited liability company (the "Purchaser"), upon the terms and subject to the conditions set forth in the Offer to Purchase dated April 21, 1999 (the "Offer to Purchase"), and in the related Letter of Transmittal (which, together with the Offer to Purchase (and any amendments or supplements thereto, collectively) constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

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
   NAME(S) OF RECORD HOLDER(S)               NUMBER OF SHARES                     CERTIFICATE NOS.
   ---------------------------               ----------------                     ----------------
                                                                                   (IF AVAILABLE)

---------------------------------    ---------------------------------    ---------------------------------

---------------------------------    ---------------------------------    ---------------------------------

---------------------------------    ---------------------------------    ---------------------------------

---------------------------------    ---------------------------------    ---------------------------------

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
Address(es):
              --------------------------------------    --------------------------------------

              --------------------------------------    --------------------------------------
                                          (Zip Code)                                (Zip Code)

Area Code and Tel. No.:
--------------------------------------------------------------------------------

Account Number:
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Date:
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Check box if Shares will be tendered by book-entry transfer:

     [ ] The Depository Trust Company

Signature(s):                              Dated:                           1999
             ---------------------------         ---------------------------

                             ---------------------

                THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, as Eligible Institution (as such term is defined in
Section 3 of the Offer to Purchase), hereby (a) represents that the tender of Shares effected hereby complies with Rule 14e-4 under the Securities Exchange
Act of 1934, as amended, and (b) guarantees to deliver to the Depositary the certificates representing the Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined in Section 2 of the Offer to Purchase) with respect to transfer of such Shares into the Depositary's account at The Depository Trust Company, together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) with any required signature guarantees or an Agent's Message (as defined in Section 2 of the Offer to Purchase) in the case of a book-entry delivery of Shares, and any other documents required by the Letter of Transmittal, all within three Nasdaq Small Cap Market trading
                                        2
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days after the date hereof. A "trading day" is any day on which the Nasdaq Small
Cap Market operated by the National Association of Securities Dealers, Inc. is open for business.

Name of Firm:
-------------------------------------

Address:
-------------------------------------

-------------------------------------
                           (Zip Code)

Area Code and Tel. No.:
-------------------------------------

-------------------------------------
      (Authorized Signature)

Name:
-------------------------------------

Title:
-------------------------------------

Date:
-------------------------------------

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE OF GUARANTEED
      DELIVERY. CERTIFICATES FOR SHARES SHOULD BE SENT ONLY TOGETHER WITH YOUR LETTER OF TRANSMITTAL.

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